           As filed with the Securities and Exchange Commission on July 13, 1998
                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                SOLOPOINT, INC.
            (Exact name of registrant as specified in its charter)

          California                                    77-0337580
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 130-B Knowles
                         Los Gatos, California  95030
  (Address, including zip code, of Registrant's principal executive offices)

                           1993 INCENTIVE STOCK PLAN
                           (Full title of the Plan)

                                ARTHUR G. CHANG
                     President and Chief Executive Officer
                                SoloPoint, Inc.
                                 130-B Knowles
                         Los Gatos, California  95030
           (Name, address and telephone number of agent for service)

                                  Copies to:
                               VAHE H. SARRAFIAN
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

                                CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                   Proposed
                                                   Maximum            Proposed
Title of Securities              Amount            Offering           Maximum             Amount of
     to be                        to be             Price            Aggregate           Registration
   Registered                 Registered(1)      Per Share(2)      Offering Price            Fee
-----------------------------------------------------------------------------------------------------
1993 Incentive Stock Plan
----------------------------
Common Stock, no par value       125,000(1)         $0.75            $93,750.00            $33.00
=====================================================================================================

(1) The shares covered by this Registration Statement represent 500,000 shares of Common Stock which have become available for issuance under the Registrant's 1993 Incentive Stock Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on June 2, 1998 increasing the number of shares authorized for issuance thereunder from 897,000 to 1,397,000. After giving effect to a one-for-four reverse stock split (the "Reverse Split") of the Company's Common Stock effective on July 7, 1998, the Registrant is hereby registering 125,000 post-split shares pursuant to this Registration Statement. As a result of the Reverse Split, the number of shares authorized for issuance under the Registrant's 1993 Incentive Stock Plan is currently 349,250.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on July 8, 1998.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E
                     REGISTRATION OF ADDITIONAL SECURITIES

     Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statements (File No. 333-20703 and 333-32945) are incorporated by reference into this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.
          --------

          Exhibit
          Number             Document
          -------            --------
            5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

           23.1         Consent of Ernst & Young LLP, Independent Auditors.

           23.2         Consent of Counsel (contained in Exhibit 5.1).

           24.1         Power of Attorney (see page II-3).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, SoloPoint, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Gatos, State of California on July 10, 1998.

                                        SOLOPOINT, INC.

                                        By:  /s/ Arthur G. Chang
                                           -------------------------------------
                                           Arthur G. Chang
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur G. Chang and Edward M. Esber, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


        SIGNATURE                     TITLE                       DATE
---------------------------  ---------------------------    ----------------
/s/ Arthur G. Chang          President and Chief            July 10, 1998
---------------------------  Executive
Arthur G. Chang              Officer
                             (Principal Executive Officer)

/s/ Edward M. Esber, Jr.     Chairman of the Board of       July 10, 1998
---------------------------  Directors
Edward M. Esber, Jr.

/s/ Ronald J. Tchorzewski    Chief Financial Officer        July 10, 1998
---------------------------  (Principal Financial and
Ronald J. Tchorzewski        Accounting Officer)

/s/ Charlie Bass             Director                       July 10, 1998
---------------------------
Charlie Bass

                             Director                       July 10, 1998
---------------------------
Patrick W. Grady

                               INDEX TO EXHIBITS



Exhibit
Number                                  Description
--------        --------------------------------------------------------------

  5.1           Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                Corporation

 23.1           Consent of Ernst & Young LLP, Independent Auditors

 23.2           Consent of Counsel (contained in Exhibit 5.1 hereto)

 24.1           Power of Attorney (see Page II-3)